SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Waycross Independent Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Waycross Independent Trust

Waycross Long/Short Equity Fund

(the “Fund”)

4965 U.S. Highway 42, Suite 2900

Louisville, KY 40222

February __, 2021

Dear Shareholders:

The enclosed Proxy Statement contains information about a proposal (the “Proposal”) to approve a new investment advisory agreement (the “New Advisory Agreement”) between Waycross Independent Trust (the “Trust”), on behalf of the Fund, and Waycross Partners, LLC (“Waycross” or the “Adviser”), the investment adviser to the Fund by shareholders of the Fund at a Special Meeting of Shareholders to be held on [March 19, 2021,] at __:__ _.m. at the offices of Waycross, 4965 U.S. Highway 42, Suite 2900, Louisville, Kentucky 40222.

Waycross currently serves as the investment adviser to the Fund under an investment advisory agreement between the Trust, on behalf of the Fund, and Waycross (the “Current Advisory Agreement”). The Current Advisory Agreement terminated as a result of a change in the ownership of Waycross as more fully described in the enclosed Proxy Statement. In order for Waycross to continue to provide investment management services to the Fund, the Board of Trustees of the Trust (the “Board”) voted unanimously to approve the New Advisory Agreement under which Waycross will continue to serve as investment adviser to the Fund. The New Advisory Agreement has substantively the same terms as the Current Advisory Agreement, including the same fee rates, except for the commencement and renewal dates. To allow Waycross to continue to serve as the investment adviser to the Fund without any interruption, shareholders of the Fund are being asked to approve the New Advisory Agreement.

The Board, including a majority of the independent trustees, voted unanimously to approve the Proposal on behalf of the Fund and recommends that you approve it. The Board believes that the Proposal is in the best interests of the Fund and its shareholders.

It is very important to receive your vote before [March 19, 2021]. Voting is quick and easy. Everything you need to vote is enclosed. Please mark, sign and date the enclosed proxy card and promptly return it in the enclosed, postage-paid envelope so that the maximum number of shares may be voted. Alternatively, you may call the toll-free number on your proxy card to vote by telephone. You should use the enclosed instructions to vote by phone.

YOUR VOTE IS IMPORTANT. If we do not hear from you after a reasonable period, you may receive a telephone call from a representative of Waycross, any of its affiliates, or our proxy solicitor, Okapi Partners, reminding you to vote your shares.

I appreciate your participation and prompt attention to this matter.

Sincerely,

Benjamin Thomas

President

Waycross Independent Trust

IMPORTANT INFORMATION

YOUR VOTE IS IMPORTANT

We encourage you to read the full text of the enclosed Proxy Statement. However, we thought it would be helpful to provide brief answers to some questions.

Q.	What are shareholders being asked to vote on at the upcoming Special Meeting of Shareholders on [March 19, 2021] (the “Meeting”)?

A.	At the Meeting, shareholders of the Waycross Long/Short Equity Fund (the “Fund”), a series of Waycross Independent Trust (the “Trust”), will be voting on one proposal (the “Proposal”) to approve a new investment advisory agreement (the “New Advisory Agreement”) between the Trust, on behalf of the Fund, and Waycross Partners, LLC (“Waycross”).

Q.	Why are shareholders being asked to approve the Proposal?

A.	Waycross currently serves as the investment adviser to the Fund under an investment advisory agreement between the Trust, on behalf of the Fund, and Waycross (“Current Advisory Agreement”). On January 31, 2021 a member of Waycross increased their ownership interest in Waycross to more than 25% (the “Transaction”). The Transaction has no bearing upon Waycross’ daily operations. Under the Investment Company Act of 1940, as amended (the “1940 Act”), the increased ownership resulted a “change in control” of an investment adviser, which causes any investment advisory agreement between that investment adviser and a registered investment company to automatically terminate. In order for Waycross to continue to provide investment management services to the Fund, shareholders are required by the 1940 Act to approve the New Advisory Agreement.

Q.	Has the Board of Trustees of the Trust (the “Board”) approved the Proposal?

A.	At a meeting of the Board of Trustees of the Trust (the “Board”) held on January 20, 2021, the Board unanimously approved the New Advisory Agreement for the Fund, subject to shareholder approval.

Q.	How does the Board recommend that I vote?

A.	The Board recommends that you vote FOR the Proposal.

Q.	If the Current Advisory Agreement terminated on January 31, 2021, how is the Fund currently being managed?

A.	At the meeting of the Board held on January 20, 2021, the Board approved an interim investment advisory agreement (the “Interim Agreement”) with Waycross to take effect on the termination of the Current Advisory Agreement. Pursuant to the Interim Agreement, Waycross will continue to provide advisory services to the Fund until the earlier of: (i) the date on which the Fund’s shareholders approve the New Advisory Agreement; or (ii) 150 days from the date of termination. The Interim Agreement is identical in all material respects to the Current Advisory Agreement, except it has a lower management fee for the Waycross Focused Equity Fund (the “Focused Equity Fund”), a separate series of the Trust. Additionally, the 1940 Act and the Interim Agreement require that all investment advisory fees will be held in escrow pending the approval of the New Advisory Agreement. Should the shareholders approve the New Advisory Agreement, the escrowed management fees will be paid to Waycross and the Interim Agreement will terminate.

Q.	Why is the Board recommending that shareholders approve the Proposal?

A.	If shareholders of the Fund do not approve the New Advisory Agreement, then Waycross cannot continue to serve as the Fund’s investment adviser after the expiration of the Interim Agreement, and the Board will have to consider other alternatives for the Fund, including again seeking approval by shareholders of the Fund of the New Advisory Agreement, seeking approval of a different advisory agreement, allowing Waycross to manage the Fund at cost for a temporary period, retaining a new investment adviser for the Fund, or the possible liquidation and closing of the Fund. To avoid interruption to the management and operations of the Fund and to avoid additional costs to the Fund seeking alternatives, the Board is recommending that shareholders of the Fund approve the Proposal such that Waycross can continue to provide investment advisory services to the Fund.

Q.	How will the approval of the Proposals affect the management and operations of the Fund?

A.	The Fund’s investment objective and investment strategy will not change as a result of the New Advisory Agreement. In addition, the change of control will not result in any personnel change in Waycross’ management and investment teams serving the Fund. Accordingly, the approval of Proposal is not expected to affect the management or operations of the Fund.

Q.	How will the approval of the Proposals affect the expenses of the Fund?

A.

The approval of the New Advisory Agreement will not increase the advisory fee rate at which Waycross is compensated by the Fund and will not increase the Fund’s operating expense ratio; in fact, Waycross has agreed to lower the overall expense limit of the Fund to 1.70% (previously it was 1.75%). The new expense limit took effect on February 1, 2021.

Furthermore, the cost of preparing, printing and mailing the enclosed Proxy Statement and related proxy materials and all other costs incurred in connection with this solicitation of proxies, including any additional solicitation made by mail, telephone, e-mail or in person, will be paid by Waycross. The costs associated with the solicitation of proxies are expected to be $[ ].

Q.	Are there any material differences between the Current Advisory Agreement and the New Advisory Agreement?

A.	No. There are no material differences between the Current Advisory Agreement and the New Advisory Agreement, other than the new fee advisory fee for the Focused Equity Fund and the respective commencement and renewal dates.

Q.	How do I vote?

A.	We urge you to vote your shares by submitting your proxy via the internet, phone, or mail as soon as possible. You may also vote in person at the shareholder meeting. Specific instructions for these voting options can be found on the enclosed Proxy Card.

Q.	When should I vote?

A.	Please vote as soon as possible. You may submit your vote at any time before the date of the shareholder meeting. Representatives of Waycross, its affiliates, and Okapi Partners, a firm authorized by the Adviser to assist in the solicitation of proxies, may be contacting you to urge you to vote on these important matters.

Waycross Long/Short Equity Fund

(the “Fund”)

4965 U.S. Highway 42, Suite 2900

Louisville, KY 40222

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on [March 19, 2021]

Dear Shareholders:

The Board of Trustees (the “Board”) of Waycross Independent Trust (the “Trust”) has called a special meeting of the Shareholders of the Waycross Long/Short Equity Fund (the “Fund”), a series of the Trust, to be held at the offices of the Trust, 4965 U.S. Highway 42, Suite 2900, Louisville, Kentucky 40222, on [March 19, 2021], at __:00 _.m., Eastern Time, for the following purposes:

1.	To approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Waycross Partners, LLC, the Fund’s current investment adviser. No investment advisory fee increase is proposed.

2.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board recommends that you vote FOR Proposal 1. Shareholders of record at the close of business on February 1, 2021, are entitled to notice of, and to vote at, the special meeting and any adjournment(s) or postponement(s) thereof.

Please read the enclosed Proxy Statement carefully for information concerning the Proposal to be placed before the Meeting or any adjournments or postponements thereof. Additional matters would include only matters that were not anticipated as of the date of the enclosed Proxy Statement.

On behalf of the Board of Trustees

Benjamin Thomas, President

February [ ], 2021

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

Waycross Long/Short Equity Fund

(the “Fund”)

4965 U.S. Highway 42, Suite 2900

Louisville, KY 40222

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on [March 19, 2021]

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of Waycross Independent Trust (the “Trust”) on behalf of the Waycross Long/Short Equity Fund (the “Fund”) for use at the special meeting of shareholders, to be held at the offices of the Trust, 4965 U.S. Highway 42, Suite 2900, Louisville, Kentucky 40222, on [March 19, 2021], at __:00 _.m., Eastern Time, and at any adjournments thereof. The Notice of the Meeting, Proxy Statement and accompanying form of proxy will first be mailed to shareholders on or about February __, 2021. Only shareholders of record at the close of business on February 1, 2021 (the “Record Date”) will be entitled to vote at the Meeting.

The Shareholders of the Fund, as indicated below, are being asked to consider the following proposals:

1.	To approve a new investment advisory agreement between the Trust, on behalf of the Fund, and Waycross Partners, LLC, the Fund’s current investment adviser. No investment advisory fee increase is proposed.

2.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Shareholders in the Fund will vote separately on Proposal 1. Under the Investment Company Act of 1940, as amended (the “1940 Act”), an affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the Proposal. As defined in the 1940 Act, a “vote of the holders of a majority of the outstanding voting” shares of a Fund means the vote of: (1) 67% or more of the voting shares of a Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (2) more than 50% of the outstanding voting shares of a Fund, whichever is less.

Important Notice Regarding Internet Availability of Proxy Materials

This Proxy Statement is available at ________________________ or by calling [________]. The Fund’s annual and semi-annual reports are available, at no charge, by calling 866-267-4304.

PROPOSAL 1: APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE TRUST AND WAYCROSS.

Summary of the Proposal

You are receiving this proxy statement because the current investment advisory agreement between the Trust, on behalf the Fund, and Waycross Partners, LLC (“Waycross” or the “Adviser”), the Fund’s current investment adviser (the “Current Advisory Agreement”), automatically terminated due to the transaction described below. In order for Waycross to continue to provide investment management services to the Fund, you are being asked to approve a new investment advisory agreement between the Trust and Waycross (the “New Advisory Agreement”). Approval of the New Advisory Agreement will not increase the advisory fees paid by the Fund. The New Advisory Agreement is identical in all material respects to the Current Advisory Agreement the new fee advisory fee for the Focused Equity Fund and the respective commencement and renewal dates. The effective date of the New Advisory Agreement will be the date that it is approved by shareholders of the Fund.

Shareholder approval of the New Advisory Agreement is being requested in connection with a change in the ownership of Waycross. On January 31, 2021, a member of Waycross increased his ownership interest in Waycross to more than 25% (the “Transaction”). Under the 1940 Act, a party owning, directly or indirectly, more than 25% of the voting securities of an investment company is presumed to control the company, and any transaction that results in a party acquiring more than a 25% interest is presumed a change in control of the investment adviser. The 1940 Act further provides that a transaction that results in a “change in control” of an investment adviser causes any investment advisory agreement between the investment adviser and a registered investment company to automatically terminate. The Trust’s Board of Trustees (the “Board”) determined that the Transaction resulted in a change of control of Waycross. As a result, the Current Advisory Agreement automatically terminated at the close of business on January 31, 2021. In order for Waycross to continue to provide investment management services to the Fund, shareholders are required by the 1940 Act to approve the New Advisory Agreement.

In anticipation of the Transaction, the Board, including the Trustees who are not “interested persons” as that term is defined in the 1940 Act (“Independent Trustees”), approve the New Advisory Agreement and is now requesting that the shareholders of the Fund approve the New Advisory Agreement.

The Board, including the Independent Trustees, also approved an interim investment advisory agreement between Waycross and the Trust (the “Interim Agreement”) on January 20, 2021, to be effective upon the close of the Transaction. Rule 15a-4 under the 1940 Act permits a fund to enter into an interim advisory agreement with an adviser to manage a fund in the event of a change of control. Under Rule 15a-4, an interim agreement may remain in place for up to 150 days so that a fund may receive investment advisory services without interruption while it solicits shareholder approval of a new investment advisory agreement. The Interim Agreement approved by the Board is identical to the New Advisory Agreement, as well as the Current Advisory Agreement, in all material respects except the new fee advisory fee for the Focused Equity Fund and the respective commencement and renewal dates. Waycross will continue to manage the Fund pursuant to the Interim Agreement until the New Advisory Agreement is approved. All fees earned by Waycross pursuant to the Interim Agreement will be held in escrow pending shareholder approval of the New Advisory Agreement. Upon approval of the New Advisory Agreement the escrowed management fees will be paid to Waycross and the Interim Agreement will terminate.

The Advisory Agreement

At a meeting on January 20, 2021, the Board, including the Independent Trustees, unanimously approved the New Advisory Agreement. The terms of the New Advisory Agreement are identical in all material respects to those of the Current Advisory Agreement, except for the new fee advisory fee for the Focused Equity Fund and the respective commencement and renewal dates. Under the terms of the Current Advisory Agreement and the New Advisory Agreement, Waycross is entitled to receive a monthly investment advisory fee computed at the annual rate of 1.25% of the average daily net assets of the Fund. As the investment adviser to the Fund, subject to the Board’s supervision, Waycross continuously reviews, supervises, and administers the Fund’s investment program. Waycross also ensures compliance with the Fund’s investment policies and guidelines. The Current Advisory Agreement was initially effective on July 13, 2020.

The New Advisory Agreement provides that it will continue in force for an initial period of two years, and yearly thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. The New Advisory Agreement will automatically terminate on assignment and is terminable upon notice by the Fund. In addition, the New Advisory Agreement can be terminated by Waycross on not more than 60 days’ notice to the Fund. The Current Advisory Agreement and the New Advisory Agreement may be amended by the parties thereto (which include Waycross and the Trust) provided that the amendment is approved by the vote of a majority of the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the Fund.

The New Advisory Agreement provides that Waycross will not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties.

The effective date of the New Advisory Agreement will be the date shareholders of the Fund approve the New Advisory Agreement. If the New Advisory Agreement is not approved by shareholders, the Board and Waycross will consider other options, including a new or modified request for shareholder approval of a new advisory agreement.

The New Advisory Agreement is attached as Appendix A. You should read the New Advisory Agreement. The description in this Proxy Statement of the New Advisory Agreement is only a summary.

Information Concerning Waycross

Waycross is organized as a Kentucky limited liability company and began operations in 2005. Waycross’ principal place of business is 4965 U.S. Highway 42, Suite 2900, Louisville, Kentucky 40222. Waycross is an investment adviser registered with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. The names, titles, addresses, and principal occupation of the principal executive officers and directors of Waycross are set forth below:

Name and Address*:	Title and Principal Occupation:
Benjamin H. Thomas	Managing Partner and Portfolio Manager
Matthew G. Bevin	Managing Partner
Emily O’Leary	Director of Operations and Chief Compliance Officer

*	The address for each officer is 4965 U.S. Highway 42, Suite 2900, Louisville, Kentucky 40222.

Evaluation by the Board of Trustees

At a meeting held on January 20, 2021, the Board approved the Interim Agreement and New Advisory Agreement with respect to the Fund. The Board’s determination to approve the agreements followed its consideration of various factors and review of written materials provided by Waycross. The Board’s deliberations and the information on which its conclusions were based are summarized below.

At the Meeting, the Board considered the following material factors when it evaluated the New Advisory Agreement: (i) the nature, extent, and quality of the services provided by the Adviser; (ii) the investment performance of the Fund under the management of the Adviser; (iii) the costs of the services to be provided and profits to be realized by the Adviser from the relationship with the Fund; (iv) the extent to which economies of scale would be realized if the Fund grows and whether advisory fee levels reflect those economies of scale for the benefit of the Fund’s investors; and (v) the Adviser’s practices regarding possible conflicts of interest, including its contemplated brokerage practices, and other benefits derived by the Adviser.

In assessing these factors and reaching its decisions, the Board took into consideration information furnished for the Board’s review and consideration throughout the year at regular Board meetings by the Adviser, as well as information specifically provided during the approval process, including at the Meeting. The Board requested and was provided with (or had access to) information and reports relevant to the approval of the New Advisory Agreement, including: (i) information regarding the services and support provided to the Fund and its shareholders by the Adviser; (ii) quarterly assessments of the investment performance of the Fund from the portfolio management team; (iii) periodic commentary on the reasons for the performance; (iv) presentations by the Fund’s management addressing the Adviser’s investment philosophy, investment strategy, personnel, and operations; (v) compliance and audit reports concerning the Fund and the Adviser; (vi) disclosure information contained in the registration statement for the Fund and the Form ADV of the Adviser; and (vii) a memorandum from legal counsel that summarized the fiduciary duties and responsibilities of the Board in reviewing and approving the New Advisory Agreement, including the material factors set forth above and the types of information included in each factor that should be considered by the Board to make an informed decision.

The Board also reviewed various information provided by the Adviser including, without limitation: (i) documents containing financial information about the Adviser, a description of personnel and the services provided to the Fund by the Adviser, information on investment advice, performance, summaries of Fund’s expenses, compliance program, current legal matters, and other general information; (ii) comparative expense and performance information for other mutual funds with strategies similar to the Fund; (iii) the anticipated effect of size on the Fund’s performance and expenses; and (iv) benefits to be realized by the Adviser from its relationship with the Fund. The Board did not identify any information that was most relevant to its consideration to approve the New Advisory Agreement, and each Trustee may have afforded different weights to the various factors.

(1) The nature, extent, and quality of the services to be provided by the Adviser.

The Board considered the Adviser’s responsibilities under the Fund’s Advisory Agreement. The Board reviewed the services to be provided by the Adviser to the Fund including, without limitation: its processes for formulating investment recommendations and assuring compliance with the Fund’s investment objectives and limitations; its coordination of services for the Fund among the Fund’s service providers; and its efforts to promote the Fund, grow assets and assist in the distribution of the Fund’s shares. The Board considered the Adviser’s staffing, personnel, and methods of operating; the education and experience of its staff; and its compliance program, policies, and procedures. Specifically, the Board noted that the services provided by the Adviser to the Fund under the New Advisory Agreement are expected to be the same as under the Current Advisory Agreement. After reviewing the preceding and further information from the Adviser, the Board concluded that the nature, extent, and quality of the services to be provided by the Adviser was satisfactory and adequate for the Fund.

(2) The Investment Performance of the Fund and the Adviser.

The Board noted that the Adviser is currently managing the Fund under an interim investment advisory agreement, which commenced on February 1, 2021. The Board considered that the Adviser’s Chief Investment Officer and the portfolio manager of the Fund under the interim investment advisory agreement has been a portfolio manager of the Fund since its inception. The Board compared the short- and long-term performance of the Fund with the performance of its benchmark index, or indices, as applicable, comparable funds with similar objectives and size managed by other investment advisers, and peer group indices (e.g., Morningstar category averages). The Trustees also considered the consistency of the Adviser’s management of the Fund with its investment objective and policies.

The Board noted that the Fund outperformed its peer group returns for the one, three, and five-year periods ended December 31, 2020 and outperformed its Morningstar category (Large Blend) average over the one-year period; the Board further noted that the Fund received a 5-star rating from Morningstar and Lipper on its three-year, five-year, and since inception periods. Finally, the Board considered the Fund’s performance during the most recent market conditions because of COVID-19. Based on the preceding, the Board concluded that the investment performance information presented for the Fund was satisfactory.

(3) The costs of the services provided, and profits realized by the Adviser from the relationship with the Fund.

The Board considered: the Adviser’s staffing, personnel and methods of operating; its financial condition and its level of commitment to the Fund; the asset levels of the Fund; and the overall expenses of the Fund. The Board also considered the financial statements of the Adviser and its financial stability and productivity. The Board compared the fees and expenses of the Fund (including the management fee) relative to its peer group as of December 31, 2020. The Board noted that the management fee for the Fund was in line with its peer group and near the higher end of its category, but recognized that the Fund’s asset levels ($69 million) were substantially smaller than those of its peers ($327 million to $2.1 billion) and the category average ($7.9 billion).

The Board also noted that the Fund’s net expense ratio was above the peer group average and median; they recognized that the Fund was substantially smaller than most of its peers, which affects its net expense ratio. The Trustees noted that the Adviser has entered into an expense limitation agreement according to which the Adviser has agreed to waive or reduce its fees and to assume other expenses of the Fund, if necessary, to limit its annual operating expenses (with industry-standard exceptions) through June 30, 2022. Following this analysis and upon further consideration and discussion of the preceding, the Board concluded that the fee to be paid to the Adviser by the Fund was fair and reasonable.

(4) The extent to which economies of scale would be realized if the Fund grows and whether advisory fee levels reflect these economies of scale for the benefit of shareholders.

The Board considered the Fund’s proposed fee arrangements with the Adviser. The Trustees determined that although the management fee would stay the same as asset levels increased, the Fund’s shareholders would benefit from the expense limitation arrangement. The Board noted that while a breakpoint schedule in an advisory agreement would be beneficial, such a feature only had benefits if the Fund’s assets were enough to realize the effect of the breakpoint. The Trustees noted that lower expenses for the Fund’s shareholders are realized immediately with the expense limitation arrangements with the Adviser. The Board also noted that the Fund would benefit from economies of scale under their agreements with some of their service providers other than the Adviser as fees that were in place with those other service providers were either fixed or essentially semi-fixed, and the Board considered the Adviser’s efforts to work with the fund administrator, transfer agent, and distributor to secure such arrangements for the Fund. Following further discussion of the Fund’s asset levels, expectations for growth, and proposed fees, the Board determined that the Fund’s fee arrangement, in light of all the facts and circumstances, was fair and reasonable and that the expense limitation arrangement provided savings and protection for the benefit of the shareholders.

(5) Possible conflicts of interest and benefits derived by the Adviser.

The Board evaluated the potential for conflicts of interest and considered such matters as: the experience and ability of the advisory and compliance personnel assigned to the Fund; the fact that the Adviser does not utilize soft dollars; the basis of decisions to buy or sell securities for the Fund; and the substance and administration of the Adviser’s code of ethics. Based on the preceding, the Board determined that the Adviser’s standards and practices relating to the identification and mitigation of possible conflicts of interest were satisfactory.

PROPOSAL 2: TO TRANSACT ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN THE DISCRETION OF THE PROXIES OR THEIR SUBSTITUTES

The proxy holders have no present intention of bringing any other matter before the Meeting other than the matters described herein or matters in connection with or to effect the same. Neither the proxy holders nor the Board is aware of any matters which may be presented by others. If any other business properly comes before the meeting, the proxy holders intend to vote thereon per their best judgment.

THE BOARD OF TRUSTEES OF THE TRUST, INCLUDING THE INDEPENDENT TRUSTEES,

UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE FUND

VOTE “FOR” PROPOSAL 1.

OPERATION OF THE FUND

The Fund is a diversified series of Waycross Independent Trust, an open-end management investment company organized as a Delaware statutory trust on May 28, 2020. The Board supervises the business activities of the Fund and the other series of the Trust. Like other mutual funds, the Trust retains various organizations to perform specialized services. As described above, the Trust currently retains Waycross Partners, LLC as investment adviser to the Fund. Ultimus Fund Solutions, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, serves as the Fund’s administrator, transfer agent, and accounting agent. U.S. Bank, N.A., located at 425 Walnut Street, Cincinnati, Ohio 45202, serves as the custodian of the Fund’s assets. Ultimus Fund Distributors, LLC, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, serves as the principal underwriter and national distributor for the shares of the Fund. No changes are being made to the service providers because of this Meeting.

THE PROXY

The Board solicits proxies so that each shareholder can vote on the proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly executed proxy for the Fund will be voted for approval of the proposals. If no specification is made, the shares represented by a duly executed proxy will be voted at the discretion of the holders of the proxy on any other matter that may come before the Meeting. You may revoke your proxy at any time before it is exercised by: (1) submitting a duly executed proxy bearing a later date, (2) submitting a written notice to the President of the Trust revoking the proxy, or (3) attending and voting in person at the Meeting.

VOTING SECURITIES AND VOTING

As of the Record Date, 6,000,256.888 shares of beneficial interest of the Fund were issued and outstanding.

Shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting. Each shareholder of the Fund is entitled to one vote per share held, and fractional votes for fractional shares held, on any matter concerning the Fund submitted to a vote at the Meeting.

One-third of the outstanding shares of the Fund entitled to vote, present in person, or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the Reorganization. The 1940 Act defines “the majority of the outstanding voting share” to mean the vote (i) of 67% or more of the voting securities (i.e., shares) present at the Meeting if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (ii) of more than 50% of the outstanding voting securities of the Fund, whichever is less.

Shareholders in the Fund will vote separately on the Proposal. If the shareholders approve the Proposal, the New Advisory Agreement will be effective as of the date of the Meeting or any adjournment thereof. If shareholders of the Fund fail to approve the Proposal, the Board will consider additional options as it relates to the Fund.

“Broker non-votes” (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) and abstentions will be counted for purposes of determining the presence of a quorum. The vote required to approve the Proposals is set forth above. Generally, abstentions and broker non-votes will be treated as votes present at the meeting but will not be treated as votes cast. Therefore, abstentions and broker non-votes may have the same effect as a vote “against” the Proposals.

SECURITY OWNERSHIP OF MANAGEMENT

As of the Record Date, the trustees and officers of the Trust beneficially owned, as a group, less than 1% of the outstanding shares of the Fund.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of the Record Date, the following shareholders were the record owners of 5% or more of the outstanding shares of the Fund:

Names and Addresses	Percent of Fund
National Financial Services, LLC 499 Washington Blvd. Jersey City, NJ 07310	94.82%

As of the Record Date, the Trust knows of no other person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who beneficially owns more than 5% of the outstanding shares of a Fund.

SHAREHOLDER PROPOSALS

The Trust must receive any shareholder proposals to be included in the proxy statement for the next meeting of shareholders within a reasonable period before the Trust begins to print and send its proxy materials.

COST OF SOLICITATION

Waycross is bearing the costs of solicitation of proxies and expenses incurred in connection with the preparation of proxy materials. In addition to soliciting proxies by mail, the Board and employees of the Trust may solicit proxies in person or by telephone. The costs associated with the solicitation of proxies are expected to be $_____. By voting immediately, you can help avoid the additional expense and burden of a second proxy solicitation.

Only one copy of this Proxy Statement may be mailed to a shareholder holding shares in multiple accounts with the Fund. Unless the Trust has received contrary instructions, only one copy of this Proxy Statement will be mailed to a given address where two or more shareholders share that address. Additional copies of the Proxy Statement will be delivered promptly upon request. Requests may be sent to Ultimus Fund Solutions, LLC, PO Box 46707, Cincinnati, Ohio 45246-0707, or made by telephone by calling 866-267-4304.

OTHER MATTERS

The Board is not aware of any other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time before the mailing of this Proxy Statement, the persons named as proxies will vote the shares represented by the proxy on such matters per their best judgment, and discretionary authority to do so is included in the proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder

Meeting to Be Held on [March 19, 2021]: The notice of meeting, proxy statement and shareholder ballot is available at ____________________________.

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. YOU MAY ALSO VOTE BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED VOTING INSTRUCTION CARD. FOR MORE INFORMATION OR ASSISTANCE WITH VOTING, PLEASE CALL [ ]. REPRESENTATIVES ARE AVAILABLE TO ANSWER YOUR CALL 9:00 A.M. TO 10:00 P.M. EASTERN TIME.

EXHIBIT A

INVESTMENT ADVISORY AGREEMENT

This Investment Advisory Agreement (the “Agreement”) is made and entered into effective as of March __, 2021, by and between WAYCROSS INDEPENDENT TRUST, a Delaware statutory trust (the “Trust”) on behalf of each series of the Trust set forth on Schedule A attached hereto (individually the “Fund” and collectively the “Funds”), a series of shares of the Trust, and WAYCROSS PARTNERS, LLC, a Kentucky limited liability company (the “Adviser”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company, and offers for sale distinct series of shares of beneficial interest, each corresponding to a distinct portfolio, including, the Fund; and

WHEREAS, the Trust desires to avail itself of the services, information, advice, assistance and facilities of an investment adviser on behalf of the Fund, and to have that investment adviser provide or perform for the Fund various research, statistical and investment services; and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”), and engages in the business of asset management and is willing to furnish such services to the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

a. Employment of the Adviser. The Trust hereby employs the Adviser to invest and reinvest the assets of the Fund in the manner set forth in Section 2 of this Agreement subject to the direction of the Board of Trustees (“Trustees”) and the officers of the Trust under the terms of this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations outlined below. The Adviser is deemed to be an independent contractor and shall, except as expressly provided or authorized by the Board, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

2. Obligations of Investment Adviser

(a) Services. The Adviser agrees to perform the following services (the “Services”) for the Trust:

1.	manage the investment and reinvestment of the assets of the Fund;

2.	continuously review, supervise, and administer the investment program of the Fund;

3.	determine, in its discretion, the securities to be purchased, retained or sold (and implement those decisions) with respect to the Fund;

4.	provide the Trust and the Fund with records concerning the Adviser’s activities under this Agreement which the Trust and the Fund are required to maintain;

5.	render regular reports to the Trust’s Trustees and officers concerning the Adviser’s discharge of the foregoing responsibilities; and

6.	perform such other services as agreed to by the Adviser and the Trust.

The Adviser shall discharge the Services under the oversight of the Trustees and officers of the Trust and in compliance with (i) such policies as the Trustees may establish; (ii) the Fund’s objectives, policies, and limitations as set forth in its prospectus (“Prospectus”) and statement of additional information (“Statement of Additional Information”), each as amended and (iii) with all applicable laws and regulations. The Adviser may furnish any Services through its affiliates, directors, officers, employees or such other parties as the Adviser may engage pursuant to its authority and fiduciary duty

(b) Expenses and Personnel. The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render the Services and to provide the office space, furnishings, equipment and personnel as may be reasonably required in the judgment of the Trustees and officers of the Trust to perform the Services on the terms and for the compensation provided herein. The Adviser shall authorize and permit any of its affiliates, officers, directors and employees, who may be elected as Trustees or officers of the Trust, to serve in the capacities in which they are elected. Except to the extent expressly assumed by the Adviser herein and except to the extent required by law to be paid by the Adviser, the Trust shall pay all costs and expenses in connection with its operation.

(c) Books and Records. All books and records prepared and maintained by the Adviser for the Trust under this Agreement shall be the property of the Trust and, upon request therefor, the Adviser shall surrender to the Trust any requested books and records.

3. Fund Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for each series in the Trust that is managed by the Adviser. Consistent with its fiduciary duty, the Adviser shall seek to obtain the best overall execution for Fund transactions, which is a combination of price, quality of execution and other factors. The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable in terms either of that particular transaction or of the overall responsibility of the Adviser to the Fund and its other clients and that the total commission paid by the Fund will be reasonable in relation to the benefits to the Fund and its other clients over the long-term. The Adviser will promptly communicate to the Trustees and the officers of the Trust such information relating to portfolio transactions as they may reasonably request.

4. Compensation of the Adviser. As compensation for the services that the Adviser is to provide or cause to be provided pursuant to this Agreement, the Fund shall pay to the Adviser an annual fee, computed and accrued daily and paid in arrears monthly, at the rate set forth on Schedule A, which shall be a percentage of the average daily net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month. If the Adviser shall so request in writing, with the approval of the Trustees, some or all of such fee shall be paid directly to a sub-adviser. The fee for any partial month under this Agreement shall be calculated on a proportionate basis.

5. Status of Investment Adviser. The services of the Adviser to the Trust and the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its Services to the Trust are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed an agent of the Trust or the Fund. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

6. Permissible Interests. Trustees, agents, and stockholders of the Trust are or may be, interested in the Adviser (or any successor thereof) as directors, partners, officers, or stockholders, or otherwise; and directors, partners, officers, agents, and stockholders of the Adviser are or may be interested in the Trust as Trustees, stockholders or otherwise; and the Adviser (or any successor) is or may be interested in the Trust as a stockholder or otherwise.

7. Limits of Liability; Indemnification.

(a) The Adviser assumes no responsibility under this Agreement other than to render the Services. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for the Services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith, gross negligence, or reckless disregard on its part in the performance of its obligations and duties under this Agreement.

(b) The parties agree that the Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust’s registration statement under the 1940 Act or the Securities Act of 1933, as amended (“1933 Act”), except for information supplied by the Adviser for inclusion therein.

(c) The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust’s Declaration of Trust.

(d) Notice is hereby given that this instrument is executed on behalf of the Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Fund, that Fund), and the Adviser shall look only to the assets of the Trust, or the particular Fund, for the satisfaction of such obligations or any liability arising in connection therewith, and no other series of the Trust shall incur any liability or obligation in connection therewith.

(e) The terms of this section shall survive the termination of this Agreement.

8. Term. This Agreement shall remain in effect for an initial term of two years from the date hereof, and annually thereafter provided such continuance is approved by the vote of a majority of the trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that:

(a) the Trust may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice of a decision to terminate this Agreement by (i) the Trustees; or (ii) the vote of a majority of the outstanding voting securities of the Fund;

(b) the Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act and the Rules thereunder); and

(c) the Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon 60 days written notice to the Trust and the Fund.

9. Amendments. The parties may amend this this Agreement only by an instrument in writing signed by each party, and, if required by the 1940 Act or other applicable law, approved by vote of the holders of a majority of the Fund’s outstanding voting securities.

10. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the substantive laws of the State of Delaware without regard to the principles of the conflict of laws or the choice of laws.

11. Representations and Warranties.

(a) Representations and Warranties of the Adviser. The Adviser represents and warrants to the Trust as follows: (i) the Adviser is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”) under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement.

(b) Representations and Warranties of the Trust. The Trust represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a business trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the SEC under the Act; (iii) shares of the Fund are registered for offer and sale to the public under the 1933 Act; and (iv) such registrations will be kept in effect during the term of this Agreement.

12. Structure of Agreement. The Trust is entering into this Agreement solely on behalf of the Funds listed in Schedule A, individually and not jointly. Notwithstanding any to the contrary in this Agreement, no breach of any term of this Agreement shall create a right or obligation with respect to any series of the Trust other than the Fund; (b) under no circumstances shall the Adviser have the right to set off claims relating to the Fund by applying property of any other series of the Trust; and (c) the business and contractual relationships created by this Agreement, consideration for entering into this Agreement, and the consequences of such relationship and consideration relate solely to the Trust and the Fund.

13. Compliance Procedures. The Adviser will, in accordance with Rule 206(4)-7 of the Advisers Act, adopt and implement written policies and procedures reasonably designed to prevent violations of the Advisers Act and will provide the Trust with copies of such written policies and procedures upon request.

14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

15. Notice. Notices of any kind to be given to the Trust hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Waycross Independent Trust, 4965 U.S. Highway 42, Suite 2900, Louisville, KY 40222, Attention: President, or to such other address or to such individual as shall be so specified by the Trust to the Adviser. Notices of any kind to be given to the Adviser hereunder by the Trust shall be in writing and shall be duly given if mailed or delivered to Waycross Partners, LLC at 4965 U.S. Highway 42, Suite 2900, Louisville, KY 40222, Attention: Director of Operations, or at such other address or to such individual as shall be so specified by the Adviser to the Trust. Notices shall be deemed received when delivered in person or within four days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested or upon receipt of proof of delivery when sent by overnight mail or overnight courier, addressed as stated above.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

WAYCROSS INDEPENDENT TRUST, on behalf of the Funds listed on Schedule A		waycross PARTNERS, Llc

By:		By:

Name:	Larry J. Walker	Name:	Benjamin Thomas
Title:	Trustee	Title:	Managing Partner

SCHEDULE A

TO

INVESTMENT ADVISORY AGREEMENT

BETWEEN

WAYCROSS INDEPENDENT TRUST

AND

Waycross PARTNERS, Llc

Name of Fund	Management Fee*
Waycross Long/Short Equity Fund	1.25%
Waycross Focused Equity Fund	0.75%

*	As a percent of average daily net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the advisory fee from time to time.